SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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                                 August 8, 1996

                Date of Report (Date of earliest event reported)


                             QUALITY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                  0-18145             75-2273221
(State or other             (Commission         (I.R.S. Employer
jurisdiction of             File Number)        Identification No.)
Incorporation)

560 Dublin Avenue
Columbus, Ohio                                                43215-2388
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (614) 228-8120


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Item 4.           Changes in Registrant's Certifying Accountant

                  On August 8, 1996, Quality Products, Inc. (the "Company") engaged as its independent auditor Farber & Hass, and terminated its relationship with its former auditor, KPMG Peat Marwick LLP (the "Former Auditor"). The foregoing decisions were approved by the Board of Directors of the Company.


                  The audit reports on the financial statements for either of the past two years (there was no audit report for the year ended September 30, 1995) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. For the year ended September 30, 1994 and through the period ended August 14, 1996, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreements in connection with its report. The Former Auditor did not audit any financial statements of the Company prior or subsequent to the year ended September 30, 1994.




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Item 7.           Financial Statements and Exhibits


(c)      Exhibits

16.2 - Letter dated August 30, 1996 from KPMG Peat Marwick LLP to the Securities and Exchange Commission



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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   QUALITY PRODUCTS, INC.



                                   By: /s/ Bruce Weaver
                                         Bruce Weaver, President





Dated:   August 30, 1996
         Columbus, Ohio






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                                  Exhibit Index


Exhibit No.      Description of Exhibit

16.2 -           Letter dated August 30, 1996 from
                 KPMG Peat Marwick LLP to the Securities
                 and Exchange Commission